UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2013

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 12, 2013, we entered into (i) a Waiver and Second Amendment to our Credit Agreement with ROS Acquisition Offshore LP (“ROS”) whereby ROS agreed to waive any Event of Default that occurred due to our failure to hire a new Chief Executive Officer within 90 days of the resignation of our former Chief Executive Officer in exchange for Board observer rights; (ii) a First Amendment to our Royalty Agreement with ROS whereby we modified the confidentiality provisions to cover the ROS Board observer and expand the definition of confidential information; and (iii) a Waiver and Third Amendment to our Credit Agreement with ROS whereby ROS waived our failure to achieve the revenue required by Section 8.4.1 of the Credit Agreement for the quarter ended June 30, 2013 in exchange for a fee in the amount of 2% of any principal payment required to be paid pursuant to the Credit Agreement or other loan documents.

The foregoing description of the amendments to our Credit Agreement and Royalty Agreement is qualified in its entirety by reference to the full text of the amendments, which are attached hereto as Exhibits 10.22, 10.23 and 10.24 and incorporated by reference herein. Our Credit Agreement and Royalty Agreement with ROS are attached as exhibits to our Form 8-K filed on August 28, 2012.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

10.22	Waiver and Second Amendment to Credit Agreement dated August 12, 2013 by and between Bacterin and ROS Acquisition Offshore LP.

10.23	First Amendment to Royalty Agreement dated August 12, 2013, by and between Bacterin and ROS Acquisition Offshore LP.

10.24	Waiver and Third Amendment to Credit Agreement dated August 12, 2013 by and between Bacterin and ROS Acquisition Offshore LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2013	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ John Gandolfo
	Name:	John Gandolfo
	Title:	CFO and Interim Co-CEO

Exhibit Index

Exhibit No	Description

10.22	Waiver and Second Amendment to Credit Agreement dated August 12, 2013 by and between Bacterin and ROS Acquisition Offshore LP.

10.23	First Amendment to Royalty Agreement dated August 12, 2013, by and between Bacterin and ROS Acquisition Offshore LP.

10.24	Waiver and Third Amendment to Credit Agreement dated August 12, 2013 by and between Bacterin and ROS Acquisition Offshore LP.